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                                                                    EXHIBIT e(2)


                                 FIRST AMENDMENT
                            TO DISTRIBUTION AGREEMENT
                               DATED JULY 1, 2001,
                                  BY AND AMONG
               DAVIS PARK SERIES TRUST, AMERISTOCK CORPORATION AND
                             ALPS DISTRIBUTORS, INC.

     THIS AMENDMENT is made as of August 5, 2002, by and between Davis Park Series Trust, a Delaware business trust ("Davis Park"), Ameristock Corporation, a California corporation ("Ameristock"), and ALPS Distributors, Inc., a Colorado corporation ("ADI").

     WHEREAS, Davis Park, Ameristock, and ADI have entered into a Distribution Agreement (the "Agreement") dated July 1, 2001.

     WHEREAS, Davis Park, Ameristock, and ADI wish to modify the provisions of the Agreement to reflect the removal of the Ameristock Large Company Growth Fund therefrom.

     NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

     1. THE AMERISTOCK LARGE COMPANY GROWTH FUND. The Ameristock Large Company Growth Fund (the "Fund"), a series of Davis Park, was liquidated as of June 21, 2002. As such, all references to the Fund in the Agreement shall be deleted.

     2. MISCELLANEOUS. Other than as amended hereby, all terms and conditions of the Agreement are unchanged and remain in full force and effect. This Amendment shall be deemed to be an amendment to the Agreement and shall be governed by the laws of the State of Colorado.

     IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized representative of each of the parties hereto as of the date of the Amendment first set forth above.


DAVIS PARK SERIES TRUST                      AMERISTOCK CORPORATION

By:                                          By:
    --------------------------------             -------------------------------
Name:                                        Name:
      ------------------------------               -----------------------------
Title:                                       Title:
       -----------------------------                ----------------------------


ALPS DISTRIBUTORS, INC.

By:
   --------------------------------
Name:  Jeremy O. May
Title: Senior Vice President